UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2016

inVentiv Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30318	52-2181734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Van De Graaff Drive, Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(800) 416-0555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2016, inVentiv Group Holdings, Inc. (“inVentiv Holdings”), a Delaware corporation and indirect parent of inVentiv Health, Inc., a Delaware corporation (“inVentiv”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Double Eagle Parent, Inc., a Delaware corporation ( “Parent”), Double Eagle Acquisition Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Acquisition Sub”), and Thomas H. Lee Equity Fund VI, L.P. (the “Representative”), a Delaware limited partnership acting as representative of inVentiv Holding’s stockholders and other equityholders. Pursuant to the Merger Agreement, immediately prior to the effective time of the Merger (as defined below), stockholders affiliated with the Representative and certain stockholders affiliated with management will contribute a portion of their shares of common stock in inVentiv Holdings (“Rollover Shares”) in exchange for shares of Parent’s common stock, and at the effective time of the Merger all issued and outstanding shares of common stock of inVentiv Holdings, other than the Rollover Shares, any dissenting shares and any shares of common stock held by inVentiv Holdings, will be cancelled and converted into the right to receive a pro rata portion of the merger consideration and Acquisition Sub will merge with and into inVentiv Holdings, with inVentiv Holdings as the surviving company (the “Merger”). Immediately following the Merger, the separate existence of Acquisition Sub will cease and inVentiv Holdings will become a wholly owned subsidiary of Parent. Parent is owned by Advent International GPE VII Limited Partnership which is managed by Advent International Corporation (“Advent”). The Merger values inVentiv Holdings and its subsidiaries at $3.8 billion on a cash-free, debt-free basis, which value is subject to adjustment pursuant to the Merger Agreement.

In connection with the Merger, Parent shall repay or cause to be repaid inVentiv’s indebtedness under its secured credit facilities as of the effective time of the Merger. As of June 30, 2016, inVentiv had approximately $575.3 million outstanding under its secured credit facilities. At the written request of Parent, inVentiv Holdings shall (i) use its reasonable best efforts to commence offers to purchase and/or consent solicitations with respect to any or all of the outstanding $625.0 million of 9% Senior Secured Notes due 2018, $579.8 million of 10%/12% Junior Lien PIK Notes due 2018 and $376.3 million of 10% Senior Notes due 2018 or (ii) issue conditional notices of redemption with respect to such debt securities. Any offer to purchase, consent solicitation or redemption of debt securities shall be condition upon the closing of the Merger.

Parent has obtained debt financing commitments for a $250.0 million asset based loan, a $1,680 million senior secured term loan and a $720 million senior unsecured bridge loan to fund a portion of the consideration for the Merger. Parent has informed inVentiv Holdings that Parent’s debt financing commitment letter requires that all the debt securities of inVentiv be repaid or discharged at the closing of the Merger. Affiliates of Advent International GPE VII Limited Partnership and Advent International GPE VIII Limited Partnership have entered into a Limited Guarantee in favor of inVentiv Holdings with respect to certain obligations of Parent in connection with the Merger Agreement.

Upon consummation of the Merger, each share of common stock, par value $0.01 per share, of inVentiv Holdings (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, other than the Rollover Shares, any dissenting shares and any shares of Common Stock held by inVentiv Holdings, will be converted into the right to receive an amount, in cash, equal to the pro rata portion of the merger consideration the “Closing Date Per Share Merger Consideration”) plus the pro rata portion of any purchase price and other adjustments as more fully set forth in the Merger Agreement. Immediately prior to the effective time of the Merger, each Rollover Share will be transferred to the Parent in exchange for shares of common stock of Parent having a dollar value equal to the Closing Date Per Share Cash Merger Consideration that would otherwise have been payable upon the Merger if the rollover had not occurred, subject to adjustment for any purchase price and other adjustments payable to the shareholders of inVentiv Holdings, which will be paid with respect to the Rollover Shares in cash on the same basis as if the rollover had not occurred.

The Merger Agreement contains (a) customary representations and warranties of inVentiv Holdings (on behalf of itself and its subsidiaries, including inVentiv), including, among others: corporate organization, capitalization, corporate authority and absence of conflicts, reports and regulatory matters, financial statements, compliance with law and legal proceedings, absence of certain changes, taxes, employee matters, intellectual property, insurance and environmental matters, (b) customary representations and warranties of Parent and Acquisition Sub, including, among others: corporate organization, corporate authority, compliance with law and legal proceedings and financial capacity to consummate the Merger and (c) covenants of inVentiv Holdings to conduct its business (and the business of its subsidiaries, including inVentiv) in the ordinary course consistent with past practice until the Merger is completed and to not take certain actions during this interim period.

Consummation of the Merger, which is currently anticipated to occur in the fourth quarter of 2016 or the first quarter of 2017, is subject to certain customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other foreign antitrust approvals.

The Merger Agreement also contains certain termination rights for both inVentiv Holdings and Parent. The Merger Agreement provides that, if any party to the Merger Agreement fails or refuses to perform any covenant or agreement, the non-breaching party or parties may seek to enforce specific performance of such covenant or agreement, subject to certain restrictions on the ability of inVentiv Holdings to seek specific performance to enforce Parent’s obligation to provide equity financing. In addition, upon termination of the Merger Agreement and under specified circumstances, Parent may be required to pay inVentiv Holdings a termination fee.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete.

On August 1, 2016, inVentiv and Advent issued a joint press release announcing the entry into the Merger Agreement. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference hereto.

Forward Looking Statements

This communication includes statements that constitute “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this communication, words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “will,” or “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on the Company’s current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, readers are urged to carefully review and consider the reports and filings of the Company with the Securities and Exchange Commission including the description of “risk factors” set forth under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, Item 1A of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016, and any further disclosures the Company makes on related subjects in subsequent reports filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

Date: August 4, 2016
	By:	/s/ Brandon Eldredge
	Name:	Brandon Eldredge
	Title:	Senior Vice President, Corporate Strategy and Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 1, 2016

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